Exhibit 10.4

ESCROW AGREEMENT

ESCROW AGREEMENT dated as of this 13th day of June 2011, by and among ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (the “Company”), CORPS REAL, LLC, an Illinois limited liability company (“Secured Party”), and ROCKE, MCLEAN & SBAR, P.A. (the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of a Secured Promissory Note (the “Note”) and Security Agreement (the “Security Agreement”), to be entered into on or about June 13, 2011, the Company is pledging as collateral twelve million shares of the common stock of Biovest International, Inc. owned by the Company (the “Collateral”) to Secured Party; and

WHEREAS, the Company and Secured Party desire to establish an escrow account with the Agent into which the Company shall deposit the Collateral in accordance with the terms of the Security Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Agent. The Company and Secured Party hereby appoint the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

2. Delivery of Collateral. The common stock to be held as Collateral pursuant to the Security Agreement will be delivered by the Company to the Agent, along with a Stock Power endorsed in blank to Agent, as agent for the Company.

3. Agent to Hold and Disburse Collateral. The Agent will hold the Collateral in escrow for the benefit of the Secured Party and the Company. The Collateral shall be released pursuant to the terms of this Escrow Agreement, as follows:

3.1 Release upon Payment of Note. Upon payment in full of all obligations due to Secured Party from Company on account of the Note, Agent shall release the Collateral to the Company, provided that the Secured Party and the Company (or their counsel) have confirmed to the Agent in writing that all conditions for the release of the Collateral have occurred. In the event of partial payment of the principal amount of the Note whether by pre-payment or by conversion into shares of common stock as provided in the Note, the number of shares that is proportionate to the reduction in the principal amount of the Note shall be released by the Agent and returned to the Company.

3.2 Release Upon Event of Default. In the event of the occurrence of an Event of Default under the Note or Security Agreement, which Event of Default shall not have been cured (if such Event of Default is curable), the Agent shall release the Collateral to the Secured Party to be held and dealt with in accordance with the terms of the Security Agreement, provided that the Secured Party and the Company (or their counsel) have confirmed to the Agent in writing that an Event of Default has occurred and that Secured Party is entitled to the Collateral.

3.3 In connection with any actions with respect to the Collateral to be taken by the Agent under this Section 3, the Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by any person purporting to be the proper person or persons. In the event of any dispute, action or claim with respect to this Agreement or any asserted claim in or to the Collateral held by Agent hereunder, Agent shall be entitled to deposit the Collateral into a court of competent jurisdiction and to file an action in the nature of interpleader to allow said claim or dispute to be resolved.

4. Exculpation and Indemnification of Agent.

4.1 The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this Agreement made in accordance with the term hereof, and except for written instructions given to the Agent by the Company and Secured Party relating to the Collateral, the Agent shall not be obligated to recognize any agreement between any of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

4.2 The Agent shall not be liable to the Company, Secured Party or to anyone else for any action taken or not taken, or any action suffered by it to be taken or not taken, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing signed by all parties to this Agreement.

4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof.

4.4 The Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Agent, does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or not taken, or any action suffered by it to be taken or not taken, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5 The Agent will be indemnified and held harmless by the Company and Secured Party from and against any and all expenses, including reasonable attorneys’ fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder or the Collateral, except for the Agent’s gross negligence or willful misconduct. Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company and Secured Party, notify the Company and Secured Party thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company or the Secured Party from any liability which the Company or the Secured Party may have to the Agent hereunder.

4.6 If a dispute ensues between or among any of the parties hereto which, in the opinion of the Agent, is sufficient to justify its doing so, the Agent shall retain legal counsel of its choice as it reasonably may deem necessary to advise it concerning its obligations hereunder and to represent it in any litigation to which it may be a part by reason of this Agreement. The Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Collateral and all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Agreement. Any such legal action may only be brought in the courts located in Hillsborough County, Florida. In connection with such dispute, the Company and Secured Party shall indemnify the Escrow Agent against its court costs and reasonable attorney’s fees incurred.

5. Termination of Agreement and Resignation of Agent.

5.1 This Escrow Agreement shall terminate on the final release of Collateral held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Section 4 shall survive the termination hereof.

5.2 The Agent may resign at any time upon giving 10 days’ notice to the Company and Secured Party. If a successor escrow agent is not appointed jointly by the Company and Secured Party within 10 days after notice of resignation, the Agent may petition any court of competent jurisdiction located in Hillsborough County, Florida to name a successor escrow agent and the Agent herein shall be fully relieved of all liability under this Agreement to any and all parties upon the transfer of the Collateral to the successor escrow agent designated jointly by the Company and Secured Party or appointed by the court.

6. Expenses of Agent. The Agent shall be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all attorneys’, advisors’ and Agent’s fees and disbursements.

7. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand delivery, by first-class mail, or by overnight delivery service, and shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Company:

Samuel S. Duffey, Esq.
Accentia Biopharmaceuticals, Inc.
324 South Hyde Park Avenue, Suite 350
Tampa, Florida 33606

If to the Agent:

Rocke, McLean & Sbar, P.A.
2309 S. MacDill Avenue
Tampa, FL 33629
Attn: Robert Rocke, Esq.

If to Secured Party:

Corps Real, LLC
1602 W. Kimmel Street
Marion, Illinois 62929
Attn: Ronald E. Osman, Esq.

8. Further Assurances: From time to time on and after the date hereof, the Company and Secured Party shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

9. Consent to Service of Process. The Company, the Secured Party and the Agent hereby irrevocably consents to the jurisdiction of the courts of the State of Florida and of any federal court located in such state in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder.

10. Miscellaneous.

10.1 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby”, “hereof”, “hereto”, “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

10.2 Succession and Assignment. This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company’s entire business. This Agreement and the rights and obligations hereunder of the Secured Party may be assigned by Secured Party only to any permitted assignee of the Note. This Agreement and the rights and obligations hereunder of the Agent may not be assigned by the Agent without written consent of Company and Secured Party. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, the Company and Secured Party. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10.2) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

10.3 Amendments and Waivers. This Agreement may be amended only with the written consent of the Agent, the Company, and Secured Party. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

CORPS REAL, LLC.

By:	/s/ Ronald E. Osman
Name: Ronald E. Osman, Esq.
Title: Manager

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Name: Samuel S. Duffey, Esq.
Title: President and General Counsel

AGENT:
ROCKE, MCLEAN & SBAR, P.A.

By:	/s/ Robert Rocke
Name: Robert Rocke, Esq.
Title: Director